UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/05/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-33527	BWAY HOLDING COMPANY Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	55-0800054
001-12415	BWAY CORPORATION Delaware 8607 Roberts Drive Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	36-3624491

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 5, 2009, Michael B. Clauer was appointed as Executive Vice President and Chief Financial Officer of each of BWAY Holding Company and BWAY Corporation (collectively, the Company). Mr. Clauer succeeds Kevin C. Kern, who has been named Chief Administrative Officer.

Since 2007 and prior to joining the Company effective January 5, 2009, Mr. Clauer,51, provided consulting and business advisory services to a number of manufacturing and consumer products companies. Since the 1980s, Mr. Clauer has served in various management capacities, most recently with Apogee Enterprises, Inc. where he served as Chief Financial Officer from November 2000 to February 2004 and as Executive Vice President from November 2000 through December 2006.

In connection with the appointment, Mr. Clauer will receive 50,000 options to purchase shares of BWAY Holding Company common stock pursuant to the BWAY Holding Company 2007 Omnibus Incentive Plan. The options will vest in three annual installments.

Item 9.01.    Financial Statements and Exhibits

Press Release issued by BWAY Holding Company dated January 5, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWAY HOLDING COMPANY

Date: January 06, 2009	By:	/s/ Kevin C. Kern
Kevin C. Kern
Chief Administrative Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated January 5, 2009